UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:


[ ]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                                XATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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2)   Aggregate number of securities to which transaction applies:

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     to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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


                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55339
                                 (952) 894-3680


                                                                October 30, 2000

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders to be held at 2:00 p.m., on November 30, 2000, at the offices of XATA Corporation, 151 East Cliff Road, Suite 10, Burnsville, Minnesota.

         Each of the matters to be voted upon at the Special Meeting is related to the current and proposed investments in the Company by John Deere Special Technologies Group, Inc. ("JDSTG").

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares that you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                       Very truly yours,



                                       Stephen A. Lawrence
                                       CHAIRMAN OF THE BOARD OF DIRECTORS

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55339
                                 (952) 894-3680

                    -----------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 30, 2000

                    -----------------------------------------

To the Shareholders of XATA Corporation:

         A Special Meeting of Shareholders of XATA Corporation (the "Company") will be held on November 30, 2000, at 2:00 p.m., at the office of XATA Corporation, 151 East Cliff Road, Suite 10, Burnsville, Minnesota, for the following purposes:

         (1) To amend the Restated Articles of Incorporation of the Company to increase the authorized common stock and to eliminate the provision that reserves all voting rights to the common stock.

         (2) To approve the purchase of up to 3.6 million shares of common stock of the Company by John Deere Special Technologies Group, Inc. (the "Investment").

         The consummation of the second phase of the Investment (2,517,000 shares) is contingent upon the adoption of Proposal 1 and Proposal 2. The Company will not implement Proposal 2 unless Proposal 1 is approved. The Company intends to implement Proposal 1, if approved, even if the Investment (Proposal
2) is not approved.

         The proposed amendment to the Restated Articles is set forth as Appendix A to this Proxy Statement and will be filed with the Secretary of State of Minnesota in substantially that form if Proposal 1 is approved by the shareholders.

         The ownership and business of John Deere Special Technologies Group, Inc. ("JDSTG") and the business experience of persons added to the Board of Directors at the request of JDSTG are described in Appendix B attached to this proxy statement.

         The Company does not anticipate that any other business will be brought before the Special Meeting.

         The Board of Directors has fixed the close of business on October 5, 2000 as the record date for the determination of shareholders entitled to vote at the Special Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

         A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                       By Order of the Board of Directors


October 30, 2000                       William P. Flies, SECRETARY

                                TABLE OF CONTENTS


GENERAL INFORMATION............................................................1

RECORD DATE AND VOTING.........................................................2

RECOMMENDATIONS OF THE BOARD OF DIRECTORS......................................2


PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT.............................3


PROPOSAL 1.....................................................................4

PROPOSAL 2.....................................................................7

INDEPENDENT AUDITORS..........................................................11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................11

AVAILABLE INFORMATION.........................................................12

PROPOSALS FOR FISCAL 2000 ANNUAL MEETING......................................13


Appendices:
       A      Amendment to Restated Articles
       B      Description of JDSTG and New XATA Directors

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55339
                                 (952) 894-3680

                       -----------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 30, 2000

                       ----------------------------------

                               GENERAL INFORMATION


         This proxy statement is furnished to shareholders by the Board of Directors of XATA Corporation (the "Company") for solicitation of proxies for use at the Special Meeting of Shareholders on November 30, 2000, to be held at the office of XATA Corporation, 151 East Cliff Road, Suite 10, Burnsville, Minnesota, at 2:00 p.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Special Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Shareholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

         Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Special Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) to amend the Restated Articles of Incorporation of the Company to increase the authorized common stock and to eliminate the provision that reserves all voting rights to the common stock; and (b) to approve the investment in common stock of the Company by JDSTG (the "Investment"). This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about October 30, 2000.

         A copy of the Company's report on Form 10-KSB (without exhibits) for the fiscal year ended September 30, 1999 and a copy of the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 2000, are enclosed herewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

                             RECORD DATE AND VOTING

         The Board of Directors has fixed October 5, 2000, as the record date for the determination of shareholders entitled to vote at the Special Meeting. As of the close of business on the record date, there were outstanding 5,580,179 shares of common stock, par value $.01 per share, which is the only outstanding class of stock of the Company entitled to vote at the Special Meeting. Each share of common stock is entitled to one vote on each proposal to be presented to the meeting.


         The presence at the Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote constitutes a quorum for the transaction of business. Each proposal will be approved if it receives the affirmative vote of a majority vote of the shares present at the Special Meeting either in person or by proxy and entitled to vote on that matter (but in no event less than a majority of a quorum, or 26% of the shares issued and outstanding).


         Shares voted as abstentions will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. The effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. (Broker non-votes are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.) If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purpose of calculating the vote with respect to such matter.

                    RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         The Board of Directors recommends a vote FOR amendment of the Restated Articles of Incorporation, and FOR approval of the Investment. All of the current members of the Board of Directors and all executive officers of the Company have advised the Company that they intend to vote as shareholders FOR each proposal. It is intended that proxies solicited by the Board of Directors will be voted FOR each such proposal unless otherwise directed by the shareholder submitting the proxy.


         The Board of Directors reserves the right to not proceed with any amendment of the Restated Articles and to not consummate the Investment, in its sole discretion, notwithstanding approval by the shareholders. Further, if both proposals are approved by the shareholders at the Special Meeting, the Board reserves the right to consummate all or any part of the Investment on terms which are not identical to the terms discussed herein without resubmission to vote of the shareholders, so long as the changed terms would not result in more than 49% ownership of the Company's common stock by JDSTG (assuming investment in common stock by JDSTG on the changed terms as of September 30, 2000).

                           PRINCIPAL SHAREHOLDERS AND
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth as of October 5, 2000 the record and beneficial ownership of Common stock held by (1) each person who is known to the Company to be the beneficial owner of more than 5% of the common stock of the Company; (ii) each current director; (iii) each executive officer; and (iv) all executive officers and directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of common stock of the Company beneficially owned by each such includes the number of shares which such person has the right to acquire within sixty (60) days after such date.


         NAME AND ADDRESS                   NUMBER OF SHARES OWNED    PERCENTAGE
         ----------------                   ----------------------    ----------

         William (1) and Linda Flies, JT       1,059,960 (2)(5)        19.0%
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         Stephen A. Lawrence (1)                  64,108 (2)(3)         *
         3154 North Service Drive
         Red Wing, MN 55066

         Roger W. Kleppe (1)                      45,408 (2)            *
         2901 Mead Court
         Burnsville, MN 55337

         Carl M. Fredericks (1)                   43,326 (2)(6)         *
         4275 Executive Square
         Suite 350
         La Jolla, CA 92037


         Richard L. Bogen (1)                      6,250 (2)            *
         12185 Wildwood Springs Drive
         Roswell, GA 30075

         John Deere Special Technologies         830,000               14.9%
         Group, Inc.
         300 Grimes Bridge Road
         Roswell, GA 30075

         Charles R. Stamp Jr. (1)(4)                   0                0%
         300 Grimes Bridge Road
         Roswell, GA 30075

         Barry M. Batcheller (1)(4)                    0                0%
         300 Grimes Bridge Road
         Roswell, GA 30075


         All executive officers and current    1,219,052 (2)(3)        21.6%
         directors as a group (7 persons)

-------------------
*  indicates ownership of less than 1%.
(1)      Currently a director.
(2) Includes shares of common stock issuable upon exercise of currently exercisable options and warrants as follows: William P. Flies - 0 shares; Stephen A. Lawrence - 36,993 shares; Roger W. Kleppe - 36,993 shares; Carl M. Fredericks - 28,326 shares; Richard L. Bogen - 6,250 shares; and all officers and directors as a group - 108,562 shares.
(3) Includes 10% of the 213,151 shares of common stock held of record by XATA Investment Partners, LLC.
(4) Elected to the Board of Directors concurrently with the initial purchase of common stock by JDSTG as representatives of JDSTG. JDSTG has the right to appoint one additional representative to the Board upon purchase of 2,517,000 additional shares.
(5) Includes 460,980 shares held in the William P. Flies Revocable Trust UA 11/14/96, 498,980 shares held in the Linda Berg Flies Revocable Trust UA 11/14/96, and 100,000 shares held by William P. Flies and Linda Berg Flies, JT.
(6) Includes 7,000 shares held in The Carl & Christina Fredericks Foundation and 8,000 shares held by Carl M. Fredericks SEP IRA.



                                   PROPOSAL 1


                              PROPOSAL TO AMEND THE
                            ARTICLES OF INCORPORATION

PROPOSED AMENDMENTS


         Currently, the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") authorize the issuance of 8,333,333 shares of common stock and 333,333 shares of preferred stock. In 1999, 50,000 shares of preferred stock were designated as Series A 8% Convertible Preferred Stock. In 2000, in connection with the initial JDSTG investment, all outstanding Series A 8% Convertible Preferred Stock was converted to common stock, and pursuant to the Certificate of Designation of such stock, the number of available shares of authorized preferred stock was reduced to 283,333 shares. The Restated Articles further provide that, except as required by law, the common stock shall be the sole voting stock of the Company. As of October 5, 2000, 5,580,179 shares of common stock were issued and outstanding and an aggregate of 875,000 shares were reserved for issuance under the Company's 1991 Long-Term Incentive and Stock Option Plan (the "Incentive Plan") and upon the exercise of outstanding warrants.


PURPOSES OF PROPOSED AMENDMENTS

         On August 28, 2000, the Board approved (a) an increase in the authorized number of shares of common stock from 8,333,333 to 12,000,000 shares and (b) elimination of the provision reserving all voting rights to the common stock. Such amendments will not take effect unless approved by the shareholders. If Proposal 2 is approved at the Special Meeting, 2,517,000 of such shares of common stock will be issued and sold to JDSTG, up to 253,000 shares of common stock may be issued to JDSTG if it elects to convert its note, and the remainder will be available for future issuance. The Company has no current plans to issue any additional shares of common stock or to create or issue any series of preferred stock.

         Approval of these amendments is necessary (but not in itself sufficient) for the consummation of the Investment.

         The Board believes that it is necessary and desirable to increase the number of shares of common stock and to allow the Board of Directors to establish one or more series of voting preferred stock to give the Board additional flexibility to raise equity capital, reserve additional shares of common stock for issuance under the Company's Incentive Plan and/or other employee benefit plans, and make acquisitions through the use of common stock and/or preferred stock. The Board believes that the proposed amendments would make it unnecessary to hold a special shareholders' meeting in the future for the purpose of authorizing such changes if the Company decides to use its shares for one or more of such previously mentioned purposes. No additional action or authorization by the Company's shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation.

POSSIBLE EFFECTS OF PROPOSED ARTICLES AMENDMENT

         Although the Board of Directors has no present plans to do so (except in connection with the Investment), authorized and unissued common stock and preferred stock could be issued in one or more transactions with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Company. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of existing shares of common stock, and such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company.


         As indicated above, the voting rights to be accorded to any shares of preferred stock to be issued remain to be fixed by the Board of Directors. Accordingly, if the Board of Directors so authorizes, the holders of preferred stock may be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions in circumstances where Minnesota law does not require such class vote, or might be given a disproportionately large number of votes. Potentially, preferred stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company. Also, preferred stock could be privately placed with purchasers who might side with the management of the Company in opposing a hostile tender offer or other attempt to obtain control. Issuance of preferred stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which they may consider to be favorable to their interests.


         The overall effect of the adoption of Proposal 1, therefore, could be to discourage unsolicited takeover attempts and to limit the possibility of change of control of the Company. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendments may limit the opportunity for the Company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. Adoption of Proposals 1 and/or 2 may also have the effect of permitting the Company's current management, including the Board representatives, to retain its position and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business.

         Neither Proposal 1 nor Proposal 2 arises from any current effort to change the composition of the Board of Directors (except as contemplated by the Investment), gain control of the Company, or organize a proxy contest, and neither proposal is being presented as, nor is it part of, a plan to adopt a series of anti-takeover measures.

         The Board of Directors does not currently contemplate adopting, or recommending to the shareholders for their adoption, any further amendments to the Company's Restated Articles or Bylaws that would affect the ability of third parties to take over or change control of the Company or which might be considered anti-takeover devices. However, the Board and its financial and legal advisers are aware that a number of corporations have adopted special "shareholders' rights plans" or "poison pills" with a view toward creating significant defensive mechanisms against the possibilities of hostile take-over actions. Whether or not the proposed amendment to the Restated Articles is adopted by shareholders, the Board could determine to implement a shareholders' rights plan in the future.

         Certain provisions of Minnesota Statutes, Chapter 302A (See Proposal 2
- Minnesota Law), could also have the effect of discouraging certain attempts to acquire the Company, including a hostile takeover, or remove incumbent management even if some or a majority of the Company's shareholders were to deem such an attempt to be in their best interest, including an attempt that might result in the payment of a premium over the market price for the shares of common stock held by the Company's shareholders. None of these provisions will be changed by the proposed amendment to the Restated Articles.

                                   PROPOSAL 2

OVERVIEW


         The Investment consists of the purchase of up to 3,147,000 shares of common stock from the Company for $11,974,000 ($3.805 per share, which equals 82% of the market value over a 30-day period preceding August 30, 2000), purchase of 200,000 shares of common stock from XATA Investment Partners, LLC ("XIP"), an entity owned in part by Stephen A. Lawrence, Chairman of the Board of Directors of the Company, for $761,000 ($3.805 per share), and optional conversion of a 5-year promissory note in the original amount of $1 million at $3.805 per share (up to 253,000 shares of common stock). The maximum number of shares comprising the investment by JDSTG is 3,600,000 (3,400,000 from the Company and 200,000 from XIP).


TERMS AND STRUCTURE OF THE INVESTMENT


         1ST CLOSING. At the 1st Closing on August 30 and 31, 2000, JDSTG purchased 630,000 shares of common stock from the Company and 200,000 shares of common stock from XIP, each at $3.805 per share, resulting in total ownership by JDSTG of 14.9% of the Company's common stock as of that date.

         2ND CLOSING. At the 2nd Closing, which must occur, if at all, prior to December 31, 2000 (unless extended by agreement of the Company and JDSTG), assuming approval of Proposals 1 and 2 by the Company's shareholders, JDSTG will purchase an additional 2,517,000 shares from the Company at the same price per share paid at the 1st Closing. Consummation of the 2nd Closing will increase JDSTG's ownership from 14.9% to 41.3%.


         NOTE OPTION. At its option, JDSTG may convert its 5-year promissory note with the Company to common stock at $3.805 per share during the period from August 1, 2001 through August 1, 2002. If JDSTG exercises its option to convert the note on August 1, 2001, it will own 42.8% of the Company's common stock, assuming the purchase of 2,517,000 shares at the 2nd Closing, or 18.4% if there is no 2nd Closing.

         REGISTRATION RIGHTS AGREEMENT. JDSTG has the right to request registration of all of the shares of common stock acquired at the 1st Closing, 2nd Closing and upon conversion of the note pursuant to the terms of a registration rights agreement.

         BOARD OF DIRECTORS REPRESENTATION. In connection with its initial investment in the Company, the Board of Directors of the Company expanded the membership of the Board from six to seven (the maximum number permitted by XATA's Bylaws), Dennis R. Johnson resigned as a member of the Board, and Charles
R. Stamp, Jr. and Barry D. Batcheller were elected to the Board as representatives of JDSTG. An additional director will be elected to the Board as a representative of JDSTG, upon consummation of the second phase of the Investment (i.e. purchase of 2,517,000 additional shares of common stock). Information about the JDSTG directors is contained in Appendix B to this proxy statement. All JDSTG representatives will stand for election at the next annual meeting of shareholders.

         COVENANTS OF THE COMPANY. Under the terms of the Stock Purchase Agreement with JDSTG, the Company has committed to take or refrain from taking certain actions. These affirmative and negative covenants, include, without limitation, the following:


* Prior to the earlier of December 31, 2000 or the 2nd Closing, the Company shall not effect any merger or consolidation with or into, or a transfer of all or substantially all of its assets to, another entity without the prior written consent of JDSTG, and the resulting successor or acquiring entity (if not the Company) must assume by written instrument the obligation to deliver to JDSTG the shares of stock and/or securities to which JDSTG is entitled under the Agreement.


* Prior to the earlier of December 31, 2000 or the 2nd Closing, the Company shall not, except as expressly provided for in the Stock Purchase Agreement or as consented to in writing by JDSTG:

         (a)      amend its Restated Articles of Incorporation or Bylaws;

         (b) split, combine or reclassify any shares of the Company's capital stock;

         (c) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its common stock; or

* While JDSTG owns 10% or more of the Company's Common stock, the Company shall not, without JDSTG's prior written consent, do any of the following:

         (a) merge, consolidate or exchange shares with another corporation or entity or otherwise dispose of any of its assets other than in the ordinary course of business;

         (b) incur any debts, outside the ordinary course of business, which would have a material adverse effect on the Company;

         (c) pay or declare any dividends on its common stock (except for stock dividends) or redeem, retire or otherwise acquire any of its capital stock;

         (d) during any calendar year (i) pay to any officer or senior manager compensation (including salary, bonus and benefits) which materially exceeds the compensation customarily paid to management in companies of similar size, of similar maturity and in similar businesses or (ii) change the compensation for any officer or senior manager other than such changes as are approved by a majority of the disinterested members of the Board of Directors or any compensation committee thereof;

         (e) enter into any transaction, including, without limitation, any loans or extensions of credit, with any employee, consultant, officer, director or holder of five percent (5%) of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such employees, consultants, officers, directors or 5% stockholders or members of their immediate families (i) on terms less favorable to the Company than it would obtain in an arms-length transaction between unrelated parties, or (ii) except in the case of any transaction or series of transactions entered into in the ordinary course of business and involving less than $5,000 in the aggregate;

         (f) except as provided for or approved in an annual budget approved by the Board of Directors, (i) enter into any agreement, commitment or plan involving an acquisition, investment or expenditure in excess of $50,000, or (ii) incur, assume, guarantee, endorse or otherwise become directly or contingently liable for any obligation in excess of $50,000, in a transaction or series of transactions;

         (g) enter into any material transaction outside the ordinary course of business; or

         (h) without the approval of a majority of Board of Directors (which approval shall include the affirmative vote of at least one of the JDSTG's designees), authorize or issue, or obligate itself to issue, any additional shares of any class or series of capital stock of the Company or any obligation or security exercisable for, convertible into or exchangeable for shares of any class or series of capital stock of the Company, other than as contemplated by the Stock Purchase Agreement (provided, however, that this shall not apply to the issuance of shares of common stock or stock options or other rights exercisable for common stock issued on or after the date hereof to directors, officers, employees or consultants of the Company pursuant to any currently existing stock option plan or agreement, employee stock ownership plan or employee benefit plan.)

         OTHER CONDITIONS TO JDSTG ADDITIONAL INVESTMENT. The consummation of the 2nd Closing and the conversion of the JDSTG note are subject, at the option of JDSTG, to fulfillment of certain other conditions, including among others, satisfactory beta test results on the Company's JAVALAN product.

         REGULATORY APPROVALS. The additional investment by JDSTG may not be consummated until:

         * Notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act, and the rules promulgated thereunder by the Federal Trade Commission; and

         *        Specified waiting period requirements have been satisfied.

         The Company and JDSTG have each filed their respective notification and report forms required under the Hart-Scott-Rodino Act and the applicable waiting period is expected to expire in early December 2000.

         FAIRNESS OPINION. The Board of Directors of the Company has not sought or obtained any independent third party opinion as to the fairness of the JDSTG share acquisition, from a financial point of view, to the XATA shareholders.


         NASDAQ REGULATIONS. The regulations of the Nasdaq Stock Market require shareholder approval of any issuance of common stock (other than a public offering) at a price less than the greater of book value or market value which, together with sales by officers, directors and principal shareholders, equals 20% or more of the common stock or voting power outstanding before the transaction. Issuance and/or sale without obtaining such approval could result in delisting.


MINNESOTA LAW


         Under the Minnesota Business Corporation Act, the Company is precluded from entering into certain specified business combinations with, or proposed by, or on behalf of, any "interested shareholder" or affiliated or associated persons for at least four years after the shareholder acquires its 10% interest, unless a committee of the Board consisting of all of its disinterested directors (excluding present officers and employees of the Company and persons who were officers or employees of the Company within the preceding five years) approves the acquisition of the 10% interest or the business combination before the date on which the shareholder acquires its 10% interest. "Interested shareholder" means a beneficial holder of at least 10% of the outstanding voting shares, including an affiliate or associate of the Company who, within the preceding four years, was a 10% shareholder regardless of such person's present shareholdings. The Board of Directors appointed a disinterested committee which approved the Investment by JDSTG.


         For purposes of the statute, business combinations include the following transactions with an interested shareholder (or affiliated or associated persons): (i) certain mergers of the Company or its subsidiaries, statutory share exchanges or dispositions of substantial assets of the Company or its subsidiaries; (ii) issuances or transfers by Company or its subsidiaries of substantial shares of the Company or its subsidiaries; (iii) loans or other financial assistance or tax advantages provided by the Company or its subsidiaries; and (iv) recapitalizations that increase the proportionate voting power of the interested shareholder or affiliated or associated persons. Plans for a the liquidation, dissolution or reincorporation in another state of the Company proposed by, or on behalf of, or pursuant to agreements, arrangements or understandings with an interested shareholder (or affiliated or associated persons) also constitute business combinations.

         In addition, subject to certain exceptions, the Minnesota Business Corporation Act requires the approval of the holders of a majority of the Company's voting shares and a majority of the Company's voting shares held by disinterested shareholders before a person purchasing 20% or more of the Company's voting shares from a person other than the Company can vote the shares in excess of 20%. Similar shareholder approvals are required at the 33 1/3% and majority thresholds. These provisions are not applicable to the Investment because JDSTG is purchasing its shares in excess of 20% directly from the Company.

EFFECT OF THE TRANSACTION ON EXISTING SHAREHOLDERS


         The Investment will not result in any change in the number or type of shares owned by the existing holders of the Company's common stock. However, following the 2nd Closing, and assuming conversion of the JDSTG note in August 2001, JDSTG will own slightly over 40% of the outstanding common stock and will have three of seven Board seats. As a result, JDSTG will have the right to influence the business and operations of the Company to a significant extent, and will have the ability to significantly influence the outcome of any vote of the shareholders, including votes concerning the election of directors and changes in control. In addition, under the terms of the Stock Purchase Agreement certain actions by the Company require prior consent of JDSTG (See "Covenants of the Company").


USE OF PROCEEDS


         The Company anticipates that the net proceeds of the entire Investment, after payment of related transaction costs, will be approximately $12,700,000, and that the net proceeds will be used to accelerate product development ($5.0 million), expand sales and marketing ($4.0 million), and provide working capital ($3.7 million). Pending application, the proceeds will be invested in short-term, interest-bearing, investment-grade securities.


                              INDEPENDENT AUDITORS

         The financial statements of the Company as of September 30, 1999 and 1998 and for the fiscal years then ended are incorporated herein by reference to the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1999. Fiscal year ended September 30, 1999 has been audited by Grant Thornton, LLP, independent auditors, and fiscal year ended September 30, 1998 has been audited by McGladrey & Pullen, LLP, independent auditors. A representative of Grant Thornton, LLP is expected to be present at the Special Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

         The financial statements of the Company as of June 30, 2000 and for the 3-month and 9-month periods ended June 30, 2000 and 1999 which are incorporated herein by reference to the quarterly report of the Company on Form 10-QSB for the quarter ended June 30, 2000 have not been audited.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended

(the "1934 Act"), are enclosed herewith and, to the extent indicated below, incorporated herein by reference, as permitted by Schedule 14A under the 1934
Act:


Document                                 Portions Incorporated By Reference
--------                                 ----------------------------------

Report on Form 10-KSB for the fiscal     Financial Statements; Report of
year ended September 30, 1999            Independent Accountants; Changes in and
                                         Disagreements with Accountants,
                                         Management's Discussion and Analysis of
                                         Financial Condition and Results of
                                         Operations

Report on Form 10QSB for the quarter     Financial Statements; Management's
ended June 30, 2000                      Discussion and Analysis of Financial
                                         Condition and Results of Operations


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copies at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site address, http:/www.sec.gov. The Company's common stock is listed and traded on The Nasdaq Stock Market; reports, proxy statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. Copies of the Stock Purchase Agreement, Registration Rights Agreement, and Selling Stockholders Agreement are filed as exhibits to the Form 8-K Report by the Company on September 7, 2000 and with the Schedule 13D filed by JDSTG on September 11, 2000. If you do not have access to these filings, you may obtain a copy of them without charge by contacting William P. Flies at XATA Corporation.

                    PROPOSALS FOR FISCAL 2000 ANNUAL MEETING

         It is currently anticipated that the annual meeting for the fiscal year ending September 30, 2000 (the " 2000 Annual Meeting"), will be held in mid-February, 2001. Shareholders who intend to submit proposals for inclusion in the 2000 Proxy Statement and Proxy for shareholder action at the 2000 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than October 1, 2000.

         In addition, shareholders are advised that pursuant to the rules of the Commission, proxies solicited by management for the 2000 Annual Meeting may grant management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2000 Annual Meeting, unless the Company has received notice of such proposal not later than December 5, 2000.


                                       By Order of the Board of Directors



                                       William P. Flies
                                       SECRETARY

Dated: October 30, 2000
Burnsville, Minnesota

                                   APPENDIX A
                         Amendment to Restated Articles


                               STATE OF MINNESOTA
                        OFFICE OF THE SECRETARY OF STATE

                                  AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                                XATA CORPORATION


         Pursuant to the provisions of Minnesota Statutes Section 302A.135, the following Amendment to the Articles of Incorporation of XATA Corporation, a Minnesota corporation, was approved and adopted pursuant to Minnesota Statutes Chapter 302A.

         Article 3 of the Restated Articles of Incorporation of the Corporation, as amended and restated to date, is hereby amended in its entirety to read as follows:

                                    ARTICLE 3


                  3.1 This Corporation shall have the authority to issue an aggregate of twelve million (12,000,000) shares of Common Stock, $.01 par value per share. Such shares shall be designated as this Corporation's "Common Stock."

                  3.2 This Corporation shall have the authority to issue an aggregate of two hundred eighty-three thousand three hundred thirty-three (283,333) shares of Preferred Stock (which reflects cancellation, pursuant to Section 302A.553 Subd. 3, Minnesota Statutes, of fifty thousand (50,000) shares which were designated as Series A 8% Convertible Preferred Stock), which may be issued in one or more series as determined from time to time by the Board of Directors. The shares of Preferred Stock of any series authorized for issuance by the Board of Directors shall be senior to the Common Stock with respect to any distribution (as such term is defined in Section 302A.011, Subd. 10, Minnesota Statutes) if so designated by the Board of Directors upon issuance of the shares of that series. The Board of Directors is hereby granted the express authority to fix by resolution any other designations, powers, preferences, rights (including, without limitation, voting rights), qualifications, limitations or restrictions with respect to any particular series of Preferred Stock prior to issuance thereof.

                  3.3 There shall be no cumulative voting by the holders of the Common Stock.

                  3.4 The shareholders of this Corporation shall have no preemptive rights to subscribe for or otherwise acquire (i) any new or additional shares of stock of this Corporation of any class whether now authorized or authorized hereafter, or (ii) any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of any class, or any shares, bonds, notes, debentures, or (iii) other securities convertible into or carrying options or warrants to purchase, subscribe for, or otherwise acquire any such new or additional shares of any class.

         I swear that the foregoing is true and accurate and that I have authority to sign this document on behalf of the Corporation.

                                       XATA CORPORATION



Dated: _______________, 2000           By _____________________________________
                                             William P. Flies
                                             Its Chief Executive Officer

                                   APPENDIX B
                   Description of JDSTG and New XATA Directors


Description of JDSTG

John Deere Special Technologies Group, Inc. ("JDSTG") was formed by Deere & Company as a wholly owned subsidiary on March 15, 1999 to integrate the newest technologies in electronics, software and navigation/communications into the products and services of Deere & Company and to make these technologies available to third party customers through a variety of business relationships and ventures.

JDSTG may invest in or acquire companies that possess these technologies or develop them internally through its wholly owned subsidiaries such as Phoenix International (electronic controls and systems), Agris Corporation (software and internet commerce applications), NavCom Technologies (precise positioning, vehicle location and radio communications).

By focusing on these particular areas of expertise, JDSTG is able to help reduce development costs and achieve faster time to market for its customers' products and services. JDSTG's emphasis on third party sales requires it to remain current in its areas of expertise and responsive to competitive market conditions.


Description of New XATA Directors

Charles Ray Stamp, Jr., received a Bachelor of Arts Degree From Southeast Missouri State University in 1971 and is a graduate of The University of Missouri School of Law in Columbia, Missouri. He practiced law from 1974 until 1981 and then entered the agribusiness field. Mr. Stamp is an officer of Deere & Company and serves as President of JDSTG. He is the immediate past President/CEO and co-founder of InterAg Technologies, Inc., a privately held Atlanta-based agricultural electronics manufacturing and computer software company which was acquired by Deere & Company in 1999 to form the basis of JDSTG. Mr. Stamp entered the agribusiness industry 1981 as President/CEO of Meyer Agri-Products, Inc., a company that later became a division of Butler Manufacturing Company of Kansas City, where he served as a division Vice-President.

Barry Batcheller is a graduate of North Dakota State University with a BS in Electrical and Electronics Engineering. After graduating from NDSU, Barry co-founded an electronics design and manufacturing company specializing in communications devices. He left this company to join Steiger Tractor in Fargo, North Dakota. While at Steiger he founded Integrated Technical Systems, a wholly owned electronic design and manufacturing subsidiary. He served as its Vice President and General Manager until

Tenneco purchased the company, at which time he left to found Phoenix International Corporation.

Barry Batcheller was President and CEO of Phoenix International Corporation, a Fargo, North Dakota based electronic design and manufacturing company, from it's founding until Deere and Company purchased it in 1999. He is currently President of Phoenix International Corporation, a wholly owned subsidiary of Deere and Company specializing in the design, development, and manufacture of electronic components and systems for original equipment manufacturers (OEM's).

Barry was honored as the North Dakota Business Innovator of the Year in 1994, and was selected as the Fargo Chamber of Commerce Small Business Person of the Year in 1995. He holds numerous United States Patents on various mobile electronic devices.

Barry serves as a director on a number of state and locally affiliated boards.

                                XATA CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Special Meeting of Shareholders and Proxy Statement dated October 30, 2000, hereby appoints each of Stephen A. Lawrence and William P. Flies as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of XATA Corporation to be held on Thursday, November 30, 2000 at 2:00 p.m. at the office of XATA Corporation, 151 East Cliff Road, Suite 10, Burnsville, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ADOPTION OF PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. To amend the Restated Articles of Incorporation of the Company to increase the authorized common stock and to eliminate the provision that reserves all voting rights to the common stock.


            FOR           AGAINST           ABSTAIN


2. To approve the purchase of up to 3.6 million shares of common stock of the Company by John Deere Special Technologies Group, Inc. (the "Investment").


            FOR           AGAINST           ABSTAIN


3. The authority to vote, in his discretion, on all other business that may properly come before the meeting.


            AUTHORITY            AUTHORITY
             GRANTED              WITHHELD



PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                       Dated:__________________________, 20_____


                                       -----------------------------------------
                                                     (Signature)


                                       -----------------------------------------
                                                     (Signature)

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
XATA Corporation

                We have audited the accompanying balance sheet of XATA Corporation as of September 30, 1999, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XATA Corporation as of September 30, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                        /s/Grant Thornton LLP

Minneapolis, Minnesota
December 8, 1999

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
XATA Corporation
Burnsville, Minnesota

We have audited the accompanying balance sheet of XATA Corporation as of September 30, 1998, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XATA Corporation as of September 30, 1998, and the results of its operations and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.

The September 30, 1998, financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the September 30, 1998, financial statements, the Company has incurred substantial losses and reductions in cash and working capital during fiscal years 1998 and 1997. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the September 30, 1998, financial statements. The September 30, 1998, financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                     /s/ McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
December 8, 1998 (January 8, 1999, as to Note 8 to the September 30, 1998, financial statements)


                                       F-2